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                                                                      EXHIBIT 21

                                                              STATE OR JURISDICTION
                                                               OF INCORPORATION OR
                        SUBSIDIARIES                              ORGANIZATION
                        ------------                          ---------------------
DOMESTIC SUBSIDIARIES
Contract Transportation Systems Co.                                 Delaware
DIMC, Inc.                                                          Delaware
Dupli-Color Products Company                                        Delaware
Sherwin-Williams Automotive Finishes Corp.                          Delaware
Sherwin-Williams Realty Holdings, Inc.                              Illinois
SWIMC, Inc.                                                         Delaware
The Sherwin-Williams Acceptance Corporation                          Nevada
Thompson Minwax International Corp.                                 Delaware

FOREIGN SUBSIDIARIES
Coatings S.R.L.                                                      Peru
Compania Sherwin-Williams, S.A. de C.V.                              Mexico
Eurofinish S.r.l.                                                    Italy
Kriesol S.A.                                                         Uruguay
Productos Quimicos y Pinturas, S.A. de C.V.                          Mexico
Proquipsa, S.A. de C.V.                                              Mexico
Pulverlack Nordeste Ltda                                             Brazil
Quetzal Pinturas, S.A. de C.V.                                       Mexico
Ronseal (Ireland) Limited                                            Ireland
Ronseal Limited                                                  United Kingdom
Sherwin-Williams Argentina I.y C.S.A.                               Argentina
Sherwin-Williams Automotive Europe S.P.A.                            Italy
Sherwin-Williams Automotive Northern Europe BVBA                    Belgium
Sherwin-Williams do Brasil Industria e Comercio Ltda.                Brazil
Sherwin-Williams Canada Inc.                                         Canada
Sherwin-Williams (Caribbean) N.V.                                    Curacao
Sherwin-Williams Cayman Islands Limited                          Cayman Islands
Sherwin-Williams Chile S.A.                                           Chile
Sherwin-Williams Japan Co., Ltd.                                      Japan
Sherwin-Williams Paints (Dongguan) Company Limited                    China
Sherwin-Williams (Shanghai) Paints Company Limited                    China
Sherwin-Williams Singapore PTE Ltd.                                 Singapore
Sherwin-Williams (West Indies) Limited                               Jamaica
The Sherwin-Williams Company Resources Limited                       Jamaica
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